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                                                                    Exhibit 99.2


    Statement Under Oath of Principal Financial Officer Regarding Facts and
                 Circumstances Relating to Exchange Act Filings

I, Dennis L. Winger, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Applera Corporation, and, except as corrected or supplemented in a subsequent covered report:

         o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         o Annual Report on Form 10-K for the fiscal year ended June 30, 2002 of Applera Corporation;

         o All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Applera Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         o        any amendments to any of the foregoing.


/s/ Dennis L. Winger
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Dennis L. Winger
September 27, 2002


Subscribed and sworn to before me this 27th day of September, 2002.


/s/ Jane B. Lambert
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Notary Public
My Commission Expires May 31, 2005